UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2006, we entered into, the following agreement:

Amendment to Registration Agreement, dated February 28, 2006, by and between Rackable Systems, Inc., Rackable Investment LLC, Parthenon Investors II, L.P. and the founders named therein. This amendment amends the Registration Agreement, dated as of December 23, 2002 and as amended on February 2, 2005, May 19, 2005 and November 16, 2005 (as amended, the “Registration Agreement”) by and among Rackable Systems, Giovanni Coglitore, Nikolai Gallo and Jack Randall (collectively, the “Founders”) and the Investor (as defined therein), primarily:

a.	to provide for the allocation of the shares to be sold by Rackable Systems and the selling stockholders in our current public offering of our common stock; and

b.	to waive the restrictions on sales applicable to the parties thereto that are not selling in our current public offering.

The description contained in this Item 1.01 of the agreement referenced above is qualified in its entirety by reference to the full text of these agreement, a copy of which is filed, as described in Item 9.01 below, as an exhibit to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-131977), filed with the Securities and Exchange Commission on March 1, 2006, which full text is incorporated by reference here.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1*	Amendment to Registration Agreement, dated February 28, 2006, by and between Rackable Systems, Inc., Rackable Investment LLC, Parthenon Investors II, L.P. and the founders named therein.

*	Filed as an exhibit to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-131977), filed with the Securities and Exchange Commission on March 1, 2006, and incorporated by reference here.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: March 1, 2006	By:	/s/ William P. Garvey
William P. Garvey
General Counsel and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Amendment to Registration Agreement, dated February 28, 2006, by and between Rackable Systems, Inc., Rackable Investment LLC, Parthenon Investors II, L.P. and the founders named therein.

*	Filed as an exhibit to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-131977), filed with the Securities and Exchange Commission on March 1, 2006, and incorporated by reference here.